UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 27, 2010

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of 1st Constitution Bancorp (the “Company”) was held on Thursday, May 27, 2010.

There were present at the Annual Meeting in person or by proxy shareholders holding an aggregate of 3,899,792 shares of Company common stock of a total number of 4,526,107 shares of Company common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, William M. Rue and Frank E. Walsh, III were re-elected as Class II directors of the Company to serve a term of three years to expire at the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
William M. Rue	2,166,317	129,580	1,603,895
Frank E. Walsh, III	2,225,830	70,067	1,603,895

Directors whose term of office continued following the meeting were Charles S. Crow, III, David C. Reed and Robert F. Mangano.

A vote of the shareholders was taken at the Annual Meeting to approve a non-binding advisory proposal regarding the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the Annual Meeting. The non-binding advisory proposal was approved by the shareholders, with 3,393,693 shares voting in favor of the proposal and 328,708 shares voting against the proposal. There were 177,391 abstentions and there were no broker non-votes.

A vote of the shareholders was taken at the Annual Meeting to approve a proposal to ratify the selection of ParenteBeard LLC as the independent registered public accounting firm of the Company for the Company’s 2010 fiscal year.  The proposal was approved by the shareholders, with 3,878,113 shares voting in favor of the proposal and 14,308 shares voting against the proposal. There were 7,371 abstentions and there were no broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: May 28, 2010	By:	/s/ JOSEPH M. REARDON
Name: Joseph M. Reardon
Title: Senior Vice President and Treasurer

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